Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2015 SECOND QUARTER RESULTS AND REVISES 2015 GUIDANCE

MORRISTOWN, NJ, JULY 22, 2015 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a leading global owner and operator of Energy-from-Waste ("EfW") infrastructure, reported financial results today for the three and six months ended June 30, 2015.

Three Months Ended June 30,
	2015	2014
(Unaudited, $ in millions, except per share amounts)
Revenues	$ 408	$ 432
Net (Loss) Income	$ (6)	$ 5
Adjusted EBITDA	$ 83	$ 121
Free Cash Flow	$ (40)	$ 15
Adjusted EPS	$ (0.06)	$ 0.08

Q2 2015 Summary

•	Strong operating performance in core business, with all production metrics in line with expectations; successfully executed majority of annual maintenance plan

•	Achieved record quarterly special waste revenue

•	Completed acquisition of Advanced Waste Services (AWS) treatment, storage and disposal (TSD) business, expanding environmental services capabilities

•	Previously announced China equity swap/sale to monetize assets at an attractive value and re-positions the Company for pursuing new opportunities

•	Revising 2015 guidance primarily due to delay in Durham-York facility commissioning

“We executed on a number of initiatives this quarter, including the purchase of the AWS business, which will continue to help drive special waste volumes into our facilities and expand our environmental services capabilities,” stated Stephen J. Jones, Covanta’s President and CEO.  “We also had a great operational quarter and closed out our heaviest maintenance cycle in very good shape.  Our efficiency initiatives are on track and will continue to add value throughout the year.  As a result, we are trending towards the lower end of our expected maintenance spend for the year, which will help to offset some of this year’s market pricing pressures and the continued challenges that we have faced in the start-up of our Durham-York facility.”

Second Quarter Results
For the three months ended June 30, 2015, total revenues decreased by $24 million to $408 million from $432 million in the same period of 2014, primarily as a result of lower market pricing for metals and energy.

Same store North America EfW revenue decreased by $16 million as follows:

•	waste and service revenues were flat, driven by a $2 million decline related to waste volumes, which was offset by $2 million from higher pricing;

•	energy revenues decreased by $8 million, driven by an $8 million decline related to lower energy market prices, which was partially offset by $1 million due to higher energy production; and

•	recycled metals revenues decreased by $9 million, driven by a $10 million decline from lower recycled metals pricing, partially offset by $1 million from higher volume of recovered metals.

Also within North America EfW revenue, transactions and contract transitions, including lower debt service revenues, resulted in a decrease of $5 million.

Non-EfW waste and service revenue increased by $18 million, primarily due to the ramp-up of the New York City MTS contract and contribution from newly acquired TSD operations. Non-EfW energy revenue decreased by $7 million, driven by a $5 million decrease in revenue from our biomass operations and by $2 million in lower steam revenue from a facility in China.

Other operating revenue decreased by $14 million, primarily due to lower construction revenue.

Excluding write-offs (1), operating expenses increased by $26 million to $404 million. The net year-over-year increase consisted of the following:

•
North America EfW plant operating expenses increased by $25 million, driven by a $6 million increase in scheduled plant maintenance expense due primarily to the timing of outage activity, $14 million of additional expense related to the adoption of a new accounting standard, and an additional $4 million related to contract transitions and transactions;

•
a $7 million increase in non-EfW plant operating expenses, primarily related to the start-up of the New York City MTS contract and new TSD operations, partially offset by economically dispatching a biomass facility;

•	a $3 million increase in net interest expense on project debt;

•	a $3 million decrease in general and administrative expenses, primarily due to costs incurred in 2014 to implement cost savings initiatives;

•	a $3 million decrease in other operating expenses, primarily related to lower construction expense; and

•	a $3 million decrease in depreciation and amortization due to the adoption of a new accounting standard.

Excluding write-offs (1), operating income decreased by $50 million to $4 million in the second quarter due to the revenue and cost items described above.

(1) Q2 2015 and Q2 2014 include net write-offs of $24 million and $7 million, respectively. For additional information, see Exhibit 4A-Note (a) of this press release.

Adjusted EBITDA declined by $38 million on a year-over-year basis to $83 million, driven by lower energy and metal pricing, higher scheduled maintenance expense, and the impact of contract transitions.

Free Cash Flow declined by $55 million to $(40) million, primarily as a result of lower Adjusted EBITDA and higher maintenance capital expenditures.

Adjusted EPS declined by $0.14 to $(0.06) driven by lower operating income, which was partially offset by lower interest expense.

Shareholder Returns
During the quarter, the Company declared a regular cash dividend of $0.25 per share, totaling $34 million.

2015 Guidance
The Company has revised guidance for 2015 for the following key metrics:

(In millions)

Metric	2014 Actual	2015 Initial Guidance Range	2015 Revised Guidance Range
Adjusted EBITDA	$ 474	$ 450 - $ 490	$ 420 - $ 460
Free Cash Flow	$ 240	$ 200 - $ 240	$ 130 - $ 170

Adjusted EBITDA guidance was lowered as a result of further delay in the start of commercial operations at the Durham-York facility, which is now targeted for Q1 2016. The combined one-time impact of increased costs incurred in connection with the commissioning of the facility and the deferral of commercial operating revenue are expected to negatively impact results by approximately $20 million as compared to initial guidance. In addition, continued weakness in recycled metal prices is now expected to reduce Adjusted EBITDA by approximately $10 million as compared to initial guidance.  Free Cash Flow guidance was lowered due to revised outlook for Adjusted EBITDA, as well as a negative impact from working capital of approximately $40 million as compared to initial guidance. This includes the expected delay of milestone payments for the Durham-York construction project and the impact from other working capital timing, which is expected to reverse in 2016.

“Our core business continues to operate very well; however, given the magnitude of the combined impact of the Durham-York start-up delay and weaker scrap metal prices, we felt that it was appropriate to lower our 2015 guidance,” stated Brad Helgeson, Covanta’s Chief Financial Officer.  “Looking ahead to 2016, we expect to benefit from the Durham-York facility achieving commercial operations, as well as from the reversal of the negative working capital movements impacting us this year.  Our confidence in the base business and our long-term outlook, which we use to base our capital allocation decisions, are not at all impacted by these issues in 2015.  We look forward to showing meaningful growth in both of our guidance metrics in 2016.”

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Thursday, July 23, 2015 to discuss its second quarter results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 1-866-605-3852. If calling outside of the United States and Canada, please dial 1-412-858-4600. Please request the “Covanta Holding Corporation call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) July 30, 2015. To access the replay, please dial 1-877-344-7529, or from outside of the United States 1-412-317-0088 and use the replay conference ID number 10068669. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. The Company's 45 Energy-from-Waste facilities provide communities and businesses around the world with environmentally sound solid waste disposal by using waste to generate clean, renewable energy. Annually, Covanta's modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power approximately one million homes and recycle approximately 500,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contacts
Alan Katz
1.862.345.5456

IR@covanta.com

Media Contact
James Regan
1.862.345.5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited) (In millions, except per share amounts)
Operating revenues
Waste and service revenues	$276	$267	$522	$508
Recycled metals revenues	17	25	33	46
Energy revenues	99	110	211	230
Other operating revenues	16	30	25	49
Total operating revenues	408	432	791	833
Operating expenses
Plant operating expenses	300	268	589	550
Other operating expenses	26	29	37	47
General and administrative expenses	23	26	51	47
Depreciation and amortization expense	50	53	98	106
Net interest expense on project debt	5	2	7	5
Net write-offs(a)	24	7	24	16
Total operating expenses	428	385	806	771
Operating income	(20)	47	(15)	62
Other expenses
Interest expense	(28)	(33)	(61)	(62)
Non-cash convertible debt related expense	—	(5)	—	(13)
Loss on extinguishment of debt	(2)	—	(2)	(2)
Other expense, net	1	—	(1)	—
Total other expenses	(29)	(38)	(64)	(77)
(Loss) income before income tax benefit (expense) and equity in net income from unconsolidated investments	(49)	9	(79)	(15)
Income tax benefit (expense)	40	(6)	30	8
Equity in net income from unconsolidated investments	3	2	6	3
Net (Loss) Income Attributable to Covanta Holding Corporation	$(6)	$5	$(43)	$(4)

Weighted Average Common Shares Outstanding:
Basic	132	130	132	129
Diluted	132	131	132	129

(Loss) Earnings Per Share:
Basic	$(0.05)	$0.04	$(0.33)	$(0.03)
Diluted	$(0.05)	$0.04	$(0.33)	$(0.03)

Cash Dividend Declared Per Share:	$0.25	$0.18	$0.50	$0.36

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$66	$84
Restricted funds held in trust	101	105
Receivables (less allowances of $7 and $6, respectively)	327	299
Deferred income taxes	53	29
Prepaid expenses and other current assets	100	102
Assets held for sale	99	96
Total Current Assets	746	715
Property, plant and equipment, net	2,591	2,606
Restricted funds held in trust	99	91
Waste, service and energy contract intangibles, net	299	314
Other intangible assets, net	35	17
Goodwill	293	274
Investments in investees and joint ventures	12	13
Other assets	182	176
Total Assets	$4,257	$4,206
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$5	$5
Current portion of project debt	35	35
Accounts payable	63	33
Accrued expenses and other current liabilities	249	306
Liabilities held for sale	25	26
Total Current Liabilities	377	405
Long-term debt	2,189	1,968
Project debt	192	190
Deferred income taxes	720	743
Waste, service and other contract intangibles, net	16	19
Other liabilities	133	97
Total Liabilities	3,627	3,422
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 and 136 shares, respectively; outstanding 133 and 133 shares, respectively)	14	14
Additional paid-in capital	808	805
Accumulated other comprehensive loss	(25)	(22)
Accumulated deficit	(169)	(15)
Total Covanta Holding Corporation stockholders equity	628	782
Noncontrolling interests in subsidiaries	2	2
Total Equity	630	784
Total Liabilities and Equity	$4,257	$4,206

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Six Months Ended June 30,
	2015	2014
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(43)	$(4)
Adjustments to reconcile net loss to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	98	106
Net write-offs (a)	24	16
Loss on extinguishment of debt	2	2
Non-cash convertible debt related expense	—	13
Stock-based compensation expense	11	8
Deferred income taxes	(22)	(3)
Other, net	(2)	12
Change in restricted funds held in trust	(1)	1
Change in working capital, net of effects of acquisitions	(36)	(8)
Net cash provided by operating activities from continuing operations	31	143
Net cash provided by operating activities from discontinued operations	—	—
Net cash provided by operating activities	31	143
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(195)	(115)
Change in restricted funds held in trust	(11)	—
Acquisition of business, net of cash acquired	(48)	—
Other, net	—	1
Net cash used in investing activities from continuing operations	(254)	(114)
Net cash provided by investing activities from discontinued operations	—	—
Net cash used in investing activities	(254)	(114)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	165	400
Proceeds from borrowings on revolving credit facility	492	391
Proceeds from equipment financing capital lease	15	—
Proceeds from borrowings on project debt	59	—
Proceeds from Dublin Convertible Preferred	45	—
Proceeds from settlement of Note Hedge	—	83
Payments related to Cash Conversion Option	—	(83)
Principal payments on long-term debt	(163)	(556)
Payments of borrowings on revolving credit facility	(286)	(221)
Payment of equipment financing capital lease	(2)	—
Principal payments on project debt	(57)	(18)
Payment of deferred financing costs	(6)	(10)
Cash dividends paid to stockholders	(66)	(45)
Change in restricted funds held in trust	5	1
Other, net	5	5
Net cash provided by (used in) financing activities from continuing operations	206	(53)
Net cash used in financing activities from discontinued operations	—	(2)
Net cash provided by (used in) financing activities	206	(55)
Effect of exchange rate changes on cash and cash equivalents	(3)	(1)
Net decrease in cash and cash equivalents	(20)	(27)
Cash and cash equivalents at beginning of period	91	200
Cash and cash equivalents at end of period	71	173
Less: Cash and cash equivalents of assets held for sale at end of period	5	12
Cash and cash equivalents of continuing operations at end of period	$66	$161

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 4
Reconciliation of Diluted (Loss) Earnings Per Share to Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)
Diluted (Loss) Earnings Per Share	$(0.05)	$0.04	$(0.33)	$(0.03)
Reconciling Items (a)	(0.01)	0.04	0.14	0.09
Adjusted EPS	$(0.06)	$0.08	$(0.19)	$0.06

(a) For details related to the Reconciling Items, see Exhibit 4A of this Press Release.

Covanta Holding Corporation	Exhibit 4A
Reconciling Items

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Operating loss related to insurance subsidiaries	$—	$—	$—	$1
Net write-offs (a)	24	7	24	16
Severance and reorganization costs (b)	—	2	6	3
Loss on extinguishment of debt	2	—	2	2
Effect of foreign exchange loss (gain) on indebtedness	(1)	1	1	—
Total Reconciling Items, pre-tax	25	10	33	22
Pro forma income tax impact	(11)	(5)	(14)	(11)
Legal entity restructuring charge	(15)	—	—	—
Total Reconciling Items, net of tax	$(1)	$5	$19	$11
Diluted Earnings Per Share Impact	$(0.01)	$0.04	$0.14	$0.09
Weighted Average Diluted Shares Outstanding	132	131	132	129

(a) During the three months ended June 30, 2015, we recorded a $24 million non-cash impairment of our biomass assets.
     During the three months ended June 30, 2014, we recorded a $7 million non-cash write-off of the intangible asset for the Abington transfer station. During the six months ended June 30, 2014, we recorded a $9 million non-cash write-off of the intangible asset for Hudson Valley EfW facility. These intangible assets were related to contracts we assumed upon acquisition of these entities in 2009.

(b) The six months ended June 30, 2015, includes $6 million of costs incurred in connection with separation agreements related to the departure of two executive officers of which $4 million relates to non-cash compensation.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited, in millions)
Net (Loss) Income Attributable to Covanta Holding Corporation	$(6)	$5	$(43)	$(4)

Operating loss related to insurance subsidiaries	—	—	—	1

Depreciation and amortization expense	50	53	98	106

Debt service:
Net interest expense on project debt	5	2	7	5
Interest expense	28	33	61	62
Non-cash convertible debt related expense	—	5	—	13
Subtotal debt service	33	40	68	80
Income tax (benefit) expense	(40)	6	(30)	(8)
Net write-offs (a)	24	7	24	16
Loss on extinguishment of debt	2	—	2	2
Other adjustments:
Debt service billings in excess of revenue recognized	—	2	1	2
Severance and reorganization costs (b)	—	2	2	3
Non-cash compensation expense (c)	3	4	11	8
Capital type expenditures at service fee operated facilities(d)	14	—	22	—
Other (e)	3	2	7	2
Subtotal other adjustments	20	10	43	15
Total adjustments	89	116	205	212
Adjusted EBITDA	$83	$121	$162	$208

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.
(b) The six months ended June 30, 2015, includes $2 million of costs incurred in connection with separation agreements related to the departure of two executive officers.
(c) The six months ended June 30, 2015, includes $4 million of costs incurred in connection with separation agreements related to the departure of two executive officers.
(d) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements in order to provide comparability to prior period results. These type of expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015.

(e) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy LLC's credit agreement.

Covanta Holding Corporation	Exhibit 6
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited, in millions)
Cash flow (used in) provided by operating activities from continuing operations	$(11)	$41	$31	$143
Cash flow provided by operating activities from insurance subsidiaries	—	(1)	—	—
Debt service	33	40	68	80
Change in working capital	52	51	36	8
Change in restricted funds held in trust	2	(1)	1	(1)
Non-cash convertible debt related expense	—	(5)	—	(13)
Equity in net income from unconsolidated investments	3	2	6	3
Dividends from unconsolidated investments	—	(10)	(1)	(10)
Current tax provision	(8)	1	(8)	(5)
Capital type expenditures at service fee operated facilities (a)	14	—	22	—
Other	(2)	3	7	3
Sub-total	61	41	63	(15)
Adjusted EBITDA	$83	$121	$162	$208

(a) For additional information, see Exhibit 5 - Note (d) of this Press Release.

Covanta Holding Corporation	Exhibit 7
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,		Full Year Estimated 2015
	2015	2014	2015	2014
	(Unaudited, in millions)
Cash flow (used in) provided by operating activities from continuing operations	$(11)	$41	$31	$143	$210 - $260
Less: Cash flow provided by operating activities from insurance subsidiaries	—	(1)	—	—
Less: Maintenance capital expenditures (a)	(29)	(25)	(55)	(61)	(80) - (90)
Free Cash Flow	$(40)	$15	$(24)	$82	$130 - $170

Weighted Average Diluted Shares Outstanding	132	131	132	129

Uses of Free Cash Flow
Investments:
Growth investments (b)	(128)	(18)	(188)	(54)
Change in restricted funds held in trust for project development	(11)	—	(11)	—
Other investing activities, net (c)	(3)	2	—	1
Total investments	$(142)	$(16)	$(199)	$(53)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(33)	$(23)	$(66)	$(45)

Capital raising activities:
Net proceeds from issuance of corporate debt (d)	$2	$—	$2	$393
Net proceeds from issuance of project debt (e)	15	—	15	—
Net proceeds from Dublin Convertible Preferred	45	—	45	—
Proceeds from equipment financing capital leases(f)	6	—	15	—
Other financing activities, net	(1)	(2)	5	5
Net proceeds from capital raising activities	$67	$(2)	$82	$398

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$(1)	$(461)	$(1)	$(461)
Payments related to Cash Conversion Option (g)	—	(83)	—	(83)
Proceeds from the settlement of Note Hedge (g)	—	83	—	83
Net cash used for scheduled principal payments on project debt (h)	(3)	(10)	(10)	(17)
Voluntary prepayment of corporate debt	—	—	—	(95)
Payment of equipment financing capital lease (f)	(1)	—	(2)	—
Deferred financing costs	—	—	(3)	(3)
Total debt repayments	$(5)	$(471)	$(16)	$(576)
Borrowing activities - Revolving credit facility, net	$157	$280	$206	$170
Effect of exchange rate changes on cash and cash equivalents	$—	$—	$(3)	$(1)
Net change in cash and cash equivalents	$4	$(217)	$(20)	$(25)

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Maintenance capital expenditures	$(29)	$(25)	$(55)	$(61)
Capital expenditures associated with organic growth initiatives	(10)	(4)	(18)	(10)
Capital expenditures associated with the New York City contract	(6)	(10)	(19)	(38)
Capital expenditures associated with Essex County EfW emissions control system	(5)	(4)	(13)	(6)
Capital expenditures associated with construction of Dublin EfW facility	(59)	—	(90)	—
Total capital expenditures associated with growth investments	(80)	(18)	(140)	(54)
Total purchases of property, plant and equipment	$(109)	$(43)	$(195)	$(115)

(b) Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.

Capital expenditures associated with organic growth initiatives	$(10)	$(4)	$(18)	$(10)
Capital expenditures associated with the New York City contract	(6)	(10)	(19)	(38)
Capital expenditures associated with Essex County EfW emissions control system	(5)	(4)	(13)	(6)
Investments in connection with the Dublin EfW facility	(59)	—	(90)	—
Acquisition of business, net of cash acquired	(48)	—	(48)	—
Total growth investments	$(128)	$(18)	$(188)	$(54)

(c) Other investing activities include changes in restricted funds held in trust for project development and net payments from the purchase/sale of investment securities.

(d) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt	$165	$—	$165	$400
Refinanced long-term debt	(162)		(162)
Less: Financing costs related to issuance of long-term debt	(1)	—	(1)	(7)
Net proceeds from issuance of corporate debt	$2	$—	$2	$393

(e) Calculated as follows:

Proceeds from borrowings on project debt	$59	$—	$59	$—
Refinanced project debt	(42)	—	(42)	—
Less: Financing costs related to the issuance of project debt	(2)		(2)
Net proceeds from issuance of project debt	$15	$—	$15	$—

(f) During the six months ended June 30, 2015, we financed $15 million for equipment related to our New York City contract.

(g) The $460 million of 3.25% Cash Convertible Senior Notes matured on June 1, 2014. Upon maturity, we were required to pay $83 million to satisfy the obligation under the Cash Conversion Option in addition to the principal amount of the 3.25% Notes. We cash-settled the Note Hedge for $83 million effectively offsetting our liability under the Cash Conversion Option.

(h) Calculated as follows:

Total scheduled principal payments on project debt	$(5)	$(9)	$(15)	$(18)
Decrease in related restricted funds held in trust	2	(1)	5	1
Net cash used for principal payments on project debt	$(3)	$(10)	$(10)	$(17)

Covanta Holding Corporation					Exhibit 8A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)
	Three Months Ended June 30, 2015
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$231	$28	$259	$—	$259
Debt service	4	—	4	—	4
Other revenues	3	9	12	1	13
Total waste and service	238	37	275	1	276
Recycled metals:
Ferrous	9	2	11	—	11
Non-ferrous	6	—	6	—	6
Total recycled metals	15	2	17	—	17
Energy:
Energy sales	73	7	80	9	89
Capacity	9	1	10	—	10
Total energy revenue	82	8	90	9	99
Other revenue	—	17	17	(1)	16
Total revenue	$335	$64	$399	$9	$408

Operating expenses:
Plant operating expenses:
Plant maintenance	$81	$4	$85	$—	$85
Other plant operating expenses	155	52	207	8	215
Total plant operating expenses	236	56	292	8	300
Other operating expenses	—	27	27	(1)	26
General and administrative	—	20	20	3	23
Depreciation and amortization	40	8	48	2	50
Net interest expense on project debt	2	—	2	3	5
Net write-off	—	24	24	—	24
Total operating expenses	$278	$135	$413	$15	$428

Operating Income (Loss)	$57	$(71)	$(14)	$(6)	$(20)

Plus: Net write-off	—	24	24	—	24
Operating Income (Loss) excluding Net write-off:	$57	$(47)	$10	$(6)	$4

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 8B
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended June 30, 2014
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$238	$17	$255	$—	$255
Debt service	6	—	6	—	6
Other revenues	3	3	6	—	6
Total waste and service	247	20	267	—	267
Recycled metals:
Ferrous	17	1	18	—	18
Non-ferrous	7	—	7	—	7
Total recycled metals	24	1	25	—	25
Energy:
Energy sales	79	10	89	11	100
Capacity	7	3	10	—	10
Total energy revenue	86	13	99	11	110
Other revenue	—	29	29	1	30
Total revenue	$357	$63	$420	$12	$432

Operating expenses:
Plant operating expenses:
Plant maintenance	$59	$3	$62	$—	$62
Other plant operating expenses	152	45	197	9	206
Total plant operating expenses	211	48	259	9	268
Other operating expenses	—	28	28	1	29
General and administrative	—	25	25	1	26
Depreciation and amortization	46	6	52	1	53
Net interest expense on project debt	2	—	2	—	2
Net write-off	—	7	7	—	7
Total operating expenses	$259	$114	$373	$12	$385

Operating Income (Loss)	$98	$(51)	$47	$—	$47

Plus: Net write-off	—	7	7	—	7
Operating Income (Loss) excluding Net write-off:	$98	$(44)	$54	$—	$54

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

North America EfW											Exhibit 9
Revenue and Operating Income Changes - Q2 2014 to Q2 2015
(Unaudited, $ in millions)

		Same Store (a)						Contract Transitions(b)
	Q2 2014	Price	%	Volume	%	Total	%	Waste	PPA	Transactions(c)	Total Changes	Q2 2015
Waste and service:

Waste processing	$238	$2	1.0%	$(2)	-0.7%	$1	0.3%	$(6)	$—	$(1)	$(7)	$231
Debt service	6					—		(2)	—	—	(2)	4
Other revenues	3					(1)		1	—	—	—	3
Total waste and service	247					—	—%	(8)	—	(1)	(9)	238

Recycled metals:

Ferrous	17	(8)	-49.8%	1	5.0%	(7)	-44.9%	—	—	—	(8)	9
Non-ferrous	7	(2)	-23.6%	—	4.7%	(1)	-18.9%	—	—	—	(1)	6
Total recycled metals	24	(10)	-41.9%	1	4.9%	(9)	-37.0%	—	—	—	(9)	15

Energy:

Energy sales	79	(8)	-9.9%	1	0.8%	(7)	-9.2%	3	(1)	—	(6)	73
Capacity	7					—	-1.2%	1	—	1	2	9
Total energy revenue	86					(8)	-8.7%	4	(1)	1	(4)	82
Total revenues	$357					$(16)	-4.5%	$(4)	$(1)	$—	$(22)	$335

Operating expenses:

Plant operating expenses:

Plant maintenance	$59					$20	34.3%	$—	$—	$2	$22	$81
Other plant operating expenses	152					1	0.9%	3	—	(1)	3	155
Total plant operating expenses	211					22	10.2%	3	—	1	25	236
Other operating expenses	—					—		—	—	—	—	—
General and administrative	—					—		—	—	—	—	—
Depreciation and amortization	46					(5)		—	—	—	(6)	40
Net interest expense on project debt	2					—		—	—	—	—	2
Total operating expenses	$259					$16		$3	$—	$1	$19	$278

Operating Income (Loss)	$98					$(32)		$(7)	$(1)	$(1)	$(41)	$57

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.

Note: Excludes Net write-off
Note: Certain amounts may not total due to rounding

North America		Exhibit 10
Operating Metrics (Unaudited)

	Three Months Ended June 30,
	2015	2014
EfW Waste

Tons: (in millions)
Contracted	4.4	3.6
Uncontracted	0.5	0.8
Total Tons	4.9	4.4

Revenue per Ton:
Contracted	$44.72	$48.39
Uncontracted	$70.10	$59.17
Average Revenue per Ton	$47.29	$49.89

EfW Energy
Energy Sales: (MWh in millions)
Contracted	0.8	0.8
Hedged	0.3	0.3
Market	0.4	0.2
Total Energy Sales	1.4	1.4

Market Sales by Geography:
PJM East	0.1	0.1
NEPOOL	0.1	0.1
NYISO	—	—
Other	0.1	0.1

Revenue per MWh (excludes capacity):
Contracted	$63.69	$68.07
Hedged	$42.07	$43.20
Market	$31.43	$43.29
Average Revenue per MWh	$50.81	$57.77

Metals
Tons Sold: (in thousands)
Ferrous	85	85
Non-Ferrous	8	8

Revenue per Ton:
Ferrous	$127	$204
Non-Ferrous	$741	$963

EfW Plant Operating Expenses ($ in millions)
Plant Operating Expenses - Gross	$248	$229
Less: Client Pass-Through Costs	(11)	(15)
Less: REC Sales - Contra Expense	(1)	(3)
Plant Operating Expenses - Reported	$236	$211

Client Pass-Throughs as % of Gross Costs	4.4%	6.5%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted income per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of June 30, 2015 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of June 30, 2015, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis, less the results of operations of our insurance subsidiaries.

Under the credit facilities as of June 30, 2015, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of June 30, 2015. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.

These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
- maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

- minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and six months ended June 30, 2015 and 2014, reconciled for each such period to net income and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP.

Our projected full year 2015 Adjusted EBITDA is not based on GAAP net income/loss from continuing operations and is anticipated to be adjusted to exclude the effects of events or circumstances in 2015 that are not representative or indicative of our results of operations. Projected GAAP net income/loss from continuing operations for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of full year 2015 projected net income/loss from continuing operations to an Adjusted EBITDA projection.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and six months ended June 30, 2015 and 2014, reconciled for each such period to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP.

Adjusted EPS

Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and six months ended June 30, 2015 and 2014, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2014 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.